EXHIBIT 23.3

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference into the Prospectus constituting part of this Registration Statement on Form S-3 of our report dated February 27, 2007, on the financial statements of Fortress International Group, Inc. (formerly Fortress America Acquisition Corporation) as of December 31, 2006 and for the years ended December 31, 2006 and 2005. We also consent to the reference to our firm under the heading “Experts and Legal Matters” in such Prospectus.

/s/ Goldstein Golub Kessler LLP

New York, New York
October 10, 2008